Exhibit 99.1
Contact: Michael Mitchell
The Medicines Company
973-290-6000
investor.relations@themedco.com
FOR IMMEDIATE RELEASE:

THE MEDICINES COMPANY REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

Growth Continues and Accelerated Research and Development Results in Completion of CHAMPION PHOENIX and SOLO I Phase 3 Clinical Trials

PARSIPPANY, NJ - (Marketwire - October 24, 2012) - The Medicines Company (NASDAQ: MDCO), a global pharmaceutical company focused on advancing the treatment of critical care patients through the delivery of innovative, cost-effective medicines, today announced third quarter results for 2012.

Financial highlights for the third quarter of 2012:

•	Net revenue increased by 13.3% to $136.8 million for the third quarter of 2012 from $120.8 million in the third quarter of 2011.

◦	Angiomax U.S. sales increased by 11.4% to $123.8 million in the third quarter of 2012 compared to $111.1 million in the third quarter of 2011.

◦
Angiomax/Angiox international net revenue in the third quarter of 2012 increased by 8.1% to $10.0 million compared with $9.2 million in the third quarter of 2011. This included European Angiox volume growth of 44% in the third quarter of 2012 compared to the third quarter of 2011.

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Net income for the third quarter of 2012 was $9.3 million, or $0.17 per share, compared with net income of $72.6 million, or $1.34 per share, for the third quarter of 2011. Net income for the third quarter of 2011 included a $66.5 million benefit for income taxes related to a reduction in the Company's valuation allowance against its deferred tax assets.

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Non-GAAP net income for the third quarter of 2012 was $21.8 million, or $0.40 per share, compared to non-GAAP net income of $9.2 million, or $0.17 per share for the third quarter 2011. Non-GAAP net income excludes stock-based compensation expense, non-cash interest expense and non-cash income taxes. A reconciliation of the Company's GAAP to non-GAAP results is included within the press release.

Financial highlights for the nine months ended September 30, 2012:

•	Net revenue increased by 13.2% to $399.1 million for the first nine months ended of 2012 compared with $352.5 million for the same period in 2011.

◦	Angiomax U.S. sales increased by 9.9% to $360.5 million for the first nine months of 2012 compared with $328.1 million for the same period of 2011.

◦
Angiomax/Angiox international net revenue for the first nine months of 2012 increased by 37.5% to $32.5 million compared with $23.7 million for the same period of 2011. This included European Angiox volume growth of 54% in the first nine months of 2012 compared to the same period of 2011.

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Net income for the first nine months of 2012 was $30.6 million, or $0.55 per share, compared with net income of $108.3 million, or $2.00 per share, for the same period of 2011. Net income for the first nine months of 2011 included a $59.7 million benefit for income taxes, or $1.10 per share, related to a reduction in the Company's valuation allowance against its deferred tax assets.

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Non-GAAP net income for the first nine months of 2012 was $62.7 million, or $1.13 per share, compared with non-GAAP net income of $56.9 million, or $1.05 per share for same period of 2011. Non-GAAP net income excludes stock-based compensation expense, non-cash interest expense and non-cash income taxes.

Recent research and development highlights include:

•	Completed patient enrollment in SOLO-I, a 960 patient Phase 3 clinical trial of oritavancin

•	Completed patient enrollment in CHAMPION PHOENIX, an 10,900 patient Phase 3 clinical trial of cangrelor

•	Commenced patient enrollment in a pharmacodynamic equivalence study of intravenous MDCO-157 comparing it with oral clopidogrel

Glenn Sblendorio, President and Chief Financial Officer, stated, "We are consistently growing globally and our R&D programs progressed faster than expected. The progress our R&D team made with cangrelor and oritavancin - completing the large PHOENIX and SOLO I Phase 3 trials - is ahead of expectation.”

There will be a conference call with management today at 8:30 a.m. Eastern Time to discuss third quarter 2012 financial results and operational developments. The conference call will be available via phone and webcast. The webcast can be accessed at The Medicines Company website at www.themedicinescompany.com.

The dial in information is listed below:
Domestic Dial In:            800-291-5365
International Dial In:            617-614-3922
Passcode for both dial in numbers:    80720546

Replay is available from 10:30 a.m. Eastern Time following the conference call through November 7, 2012. To hear a replay of the call dial 888-286-8010 (domestic) and 617-801-6888 (international). Passcode for both dial in numbers is 80649180.

About The Medicines Company

The Medicines Company (NASDAQ: MDCO) provides medical solutions to improve health outcomes for patients in acute and intensive care hospitals worldwide. These solutions comprise medicines and knowledge that directly impact the survival and well being of critically ill patients. The Medicines Company's website is www.themedicinescompany.com.

Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities

Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes," "anticipates" and "expects" and similar expressions, including the Company's preliminary revenue results, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the extent of the commercial success of Angiomax, the Company's ability to develop its global operations and penetrate foreign markets, whether the Company's products will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether physicians, patients and other key decision makers will accept clinical trial results, risks associated with the establishment of international operations, whether the Company is able to obtain or maintain patent protection for the intellectual property relating to the Company's products; and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company's Quarterly Report on Form 10-Q filed on August 9, 2012, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

The Medicines Company
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)	Three months ended September 30,
	2012	2011

Net revenue	$136,786	$120,773
Operating expenses:
Cost of revenue	43,767	39,459
Research and development	34,536	26,550
Selling, general and administrative	43,396	45,353
Total operating expenses	121,699	111,362

Income from operations	15,087	9,411
Legal settlement	—	—
Co-promotion income	3,750	—
Interest expense	(3,605)	—
Other income	204	578
Income before income taxes	15,436	9,989
(Provision) benefit for income taxes	(6,172)	62,625

Net income	9,264	72,614
Net loss attributable to non-controlling interest	1	—
Net income attributable to The Medicines Company	$9,265	$72,614

Basic earnings per common share	$0.18	$1.36
Shares used in computing basic earnings per common share	52,896	53,534

Diluted earnings per common share	$0.17	$1.34
Shares used in computing diluted earnings per common share	55,145	54,260

The Medicines Company
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)	Year to Date September 30,
	2012	2011

Net revenue	$399,098	$352,501
Operating expenses:
Cost of revenue	125,111	112,859
Research and development	100,276	76,878
Selling, general and administrative	127,049	124,701
Total operating expenses	352,436	314,438

Income from operations	46,662	38,063
Legal settlement	—	17,984
Co-promotion income	6,250	—
Interest expense	(4,389)	—
Other income	963	1,450
Income before income taxes	49,486	57,497
Provision (benefit) for income taxes	(18,897)	50,798

Net income	30,589	108,295
Net loss attributable to non-controlling interest	2	—
Net income attributable to The Medicines Company	$30,591	$108,295

Basic earnings per common share	$0.57	$2.03
Shares used in computing basic earnings per common share	53,653	53,414

Diluted earnings per common share	$0.55	$2.00
Shares used in computing diluted earnings per common share	55,455	54,242

The Medicines Company
Condensed Consolidated Balance Sheets

(in thousands)	September 30,	December 31,
	2012	2011
	(unaudited)
ASSETS
Cash, cash equivalents and available for sales securities	$545,355	$340,512
Accrued interest receivable	414	374
Accounts receivable, net	83,425	74,559
Inventory	62,337	45,145
Deferred tax assets	8,123	9,395
Prepaid expenses and other current assets	12,922	11,738
Total current assets	712,576	481,723

Fixed assets, net	16,540	17,979
Intangible assets, net	120,702	87,329
Restricted cash	1,564	4,714
Deferred tax assets	72,531	78,441
Goodwill	14,671	14,671
Other assets	14,950	7,790
Total assets	$953,534	$692,647

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$142,572	$154,635
Contingent purchase price	22,633	20,431
Convertible senior notes (due 2017)	223,711	—
Other long term liabilities	6,076	5,939
Stockholders' equity	558,542	511,642
Total liabilities and stockholders' equity	$953,534	$692,647

The following table provides reconciliations between GAAP and non-GAAP net income for the third quarter (Q3) and nine months ended September 30, 2012 and 2011. Non-GAAP net income excludes the transaction charges related to stock-based compensation expense, non-cash interest expense and non-cash income taxes:

The Medicines Company
Reconciliation of GAAP to non-GAAP Measures
(unaudited)
	Three months ended September 30,		Year to Date September 30,
EARNINGS PER SHARE	2012	2011	2012	2011

GAAP earnings per share - Diluted	$0.17	$1.34	$0.55	$2.00
Adjustments to net income attributable to The Medicines Company (as detailed below)	0.23	(1.17)	0.58	(0.95)
Non-GAAP earnings per share - Diluted	$0.40	$0.17	$1.13	$1.05

An itemized reconciliation between net income attributable to The Medicines Company on a GAAP basis and net income attributable to The Medicines Company on a non-GAAP basis is as follows:

	Three months ended September 30,		Year to Date September 30,
(in thousands)	2012	2011	2012	2011

GAAP net income attributable to The Medicines Company	$9,265	$72,614	$30,591	$108,295
Adjustments:
Cost of revenue: Stock-based compensation expense	54	21	127	98
Research and development: Stock-based compensation expense	700	527	1,726	1,486
Selling general and administrative: Stock-based compensation expense	3,083	2,353	9,279	6,792
Non-cash interest expense	2,656	—	3,233	—
Non-cash tax provision	6,036	(66,296)	17,746	(59,743)
Non-GAAP net income attributable to The Medicines Company	$21,794	$9,219	$62,702	$56,928

The Company believes that presenting the non-GAAP information contained in the financial tables and in this press release assists investors and others in gaining a better understanding of the Company's core operating results and future prospects, expected growth rates or forecasted guidance, particularly as related to stock-based compensation expense and non-cash income taxes. Management uses this non-GAAP information, in addition to the GAAP information, as the basis for measuring the Company's core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. Such measures are also used by management in its financial and operating decision-making. Non-GAAP information is not meant to be considered superior to or a substitute for the Company's results of operations prepared in accordance with GAAP.